UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2015

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road NE, Suite 210

Atlanta, Georgia 30328

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 27, 2015, a motion seeking final approval of a proposed settlement Ocwen Financial Corporation (the "Company") reached in 2014, related to a class action lawsuit concerning Lender Placed Insurance ("LPI"), was filed with the United States District Court for the Southern District of Florida. Under the proposed settlement, a claims administration process will be set up whereby borrowers who were charged for LPI and either paid all or a portion of the charge or still owe the charge can submit a claim for settlement benefits. The Company established a reserve for its portion of the settlement during the third quarter of 2014, and believes that it is adequately reserved.

The Company decided to settle this matter to avoid prolonged and distracting litigation. The Company does not admit any liability or wrongdoing with respect to this matter. The Company believes the settlement is in the best interests of the Company and its borrowers, employees and shareholders. The Company remains committed to full compliance with all legal and regulatory requirements and helping homeowners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION (Registrant)

Date: April 29, 2015	By:	/s/ Michael R. Bourque, Jr.
Michael R. Bourque, Jr.
Executive Vice President & Chief Financial Officer
(On behalf of the Registrant and as its principal financial officer)